UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2020

Digerati Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-15687	74-2849995
(Commission File Number)	(IRS Employer Identification No.)

825 W. Bitters, Suite 104, San Antonio, TX	78216
(Address of Principal Executive Offices)	(Zip Code)

(210) 614-7240

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Note

On July 27, 2020, Digerati Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”), with LGH Investments, LLC (the “Investor”), pursuant to which the Investor purchased from the Company, for an aggregate purchase price of $250,000.00 (the “Purchase Price”): (i) a Promissory Note of the Company in the principal amount of $275,000.00 (the “Note”); and (ii) five hundred thousand (500,000) restricted shares of the Company’s common stock, par value $0.0001 per share (the “Inducement Shares”). The Investor paid the Purchase Price on July 28, 2020.

The Note shall accrue interest at a rate of eight percent (8%) per annum and will mature on March 27, 2021. The Note may be prepaid by the Company at any time without penalty.

The Note can be converted into shares of the Company’s common stock (the “Common Stock”) upon the earlier of six (6) months or the Company’s shares being listed on Nasdaq or NYSE American at a conversion price equal to the greater of (i) $0.05 (five cents) or (ii) a twenty-five percent (25%) discount to the offering price of offering/underwriting price concurrent with the Company listing on Nasdaq or NYSE American., subject to adjustment as provided in this Note.

The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, all outstanding obligations owing under the Note will become immediately due and payable at the Investor’s election, the Conversion Price (as defined in the Note) will be lowered, and the outstanding balance will immediately increase to 125% of the outstanding balance immediately prior to the Event of Default.

Payoff Agreement

On July 29, 2020, the Company and Morningview Financial, LLC (“Morningview”) entered into a Payoff Agreement whereby the Company agreed to pay Morningview $186,000 to repay a Note that had been issued by the Company on July 10, 2019.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the SPA, the Note, and the Payoff Agreement and such descriptions are qualified in their entirety by reference to the full text of the SPA, the Note, and the Payoff Agreement, which will be filed as exhibits no later than with the Company’s Form 10-K for the year ended July 31, 2020.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the SPA and the Note is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Inducement Shares and the possible shares issuable pursuant to the possible conversion of the Note were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transactions, size of the offerings, manner of the offerings and number of securities offered. The Company did not undertake offerings in which it sold a high number of securities to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the investors agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B Convertible Preferred Stock

On June 8, 2020, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) establishing and designating the rights, powers and preferences of the Series B Convertible Preferred Stock (the “Series B Preferred Stock”). The Company designated one million (1,000,000) shares of Series B Preferred Stock. Pursuant to the Series B Certificate of Designation, the Series B Preferred Stock is only issuable to the Company’s debt holders as of April 30, 2020. The debt holders were able to purchase shares of Series B Preferred Stock by converting all or part of the debt owed to them by the Company as of April 30, 2020 at a stated value equal to one dollar ($1.00) per share of Series B Preferred Stock.

The Series B Preferred Stock has no voting rights except as required by law. The Series B Preferred Stock will be mandatorily convertible into shares of Common Stock upon the occurrence of certain “Conversion Events” (as defined in the Series B Certificate of Designation) which include, but are not limited to, (i) the Company’s shares being listed on a national securities exchange, (ii) a financing or offering at least five million dollars ($5,000,000), or (iii) the sale of all or substantially all of the Company’s assets. All shares of Series B Preferred Stock shall be automatically converted, without any further action by the holders of such shares into the number of fully paid and nonassessable shares of Common Stock in an amount equal, following conversion, to eighteen percent (18%) of the Company’s issued and outstanding shares of Common Stock.

At any time on or after the second (2nd) anniversary of the date of issuance, the Company, may, in its sole discretion redeem all or any portion of the Series B Preferred Stock held by a holder at a price per share equal to one hundred twenty percent (120%) of the stated value per share being redeemed.

In the event of any liquidation or dissolution of the Company, the Series B Preferred Stock will rank junior to the Company’s Series A Preferred Stock, shall rank pari passu with the Company’s Series C Preferred Stock, and senior to any other class of preferred stock and to the Common Stock in the distribution of assets, to the extent legally available for distribution.

Series F Super Voting Preferred Stock

On June 18, 2020, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series F Super Voting Preferred Stock (the “Series F Certificate of Designation”) establishing and designating the rights, powers and preferences of the Series F Super Voting Stock (the “Series F Preferred Stock”). The Company designated one hundred (100) shares of Series F Preferred Stock. Pursuant to the Series F Certificate of Designation, the Series F Preferred Stock is only issuable to members of the Company’s Board of Directors, as joint tenants, who may purchase shares of Series F Preferred Stock at the stated value of $0.01 per share.

Holders of the Series F Preferred Stock are entitled to vote on all matters subject to a vote or written consent of the holders of the Common Stock, and on all such matters, the shares of Series F Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of Common Stock and all other securities of the Company are entitled to, as of any such date of determination, on a fully diluted basis, plus one million (1,000,000) votes. The holders of the Series F Preferred Stock shall vote together with the holders of Common Stock as a single class on all matters requiring approval of the holders of the Common Stock.

The Series F Preferred Stock has no liquidation rights. The Company, may, in its sole discretion redeem all or any portion of the Series F Preferred Stock at any time.

Series C Convertible Preferred Stock

On July 14, 2020, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”) establishing and designating the rights, powers and preferences of the Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The Company designated one million (1,000,000) shares of Series C Preferred Stock. Pursuant to the Series C Certificate of Designation, the Series C Preferred Stock is only issuable to the Company’s officers and directors as of July 1, 2020. The officers and directors were able to purchase shares of Series C Preferred Stock by converting all or part of the compensation owed to them by the at a stated value equal to ten dollars ($10.00) per share of Series C Preferred Stock.

The Series C Preferred Stock has no voting rights except as required by law. The Series C Preferred Stock will be automatically converted into shares of Common Stock upon the occurrence of certain “Conversion Events” (as defined in the Series C Certificate of Designation) which include, but are not limited to, (i) the Company’s shares being listed on a national securities exchange, (ii) a financing or offering at least five million dollars ($5,000,000), or (iii) the sale of all or substantially all of the Company’s assets. All shares of Series C Preferred Stock shall be automatically converted, without any further action by the holders of such shares into the number of fully paid and nonassessable shares of Common Stock in an amount equal, following conversion, to twenty two percent (22%) of the Company’s issued and outstanding shares of Common Stock.

At any time on or after the second (2nd) anniversary of the date of issuance, the Company, may, in its sole discretion redeem all or any portion of the Series C Preferred Stock held by a holder at a price per share equal to one hundred twenty percent (120%) of the stated value per share being redeemed.

In the event of any liquidation or dissolution of the Company, the Series C Preferred Stock will rank junior to the Company’s Series A Preferred Stock, shall rank pari passu with the Company’s Series B Preferred Stock, and senior to any other class of preferred stock and to the Common Stock in the distribution of assets, to the extent legally available for distribution.

Item 5.03 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the Series B Certificate of Designation, the Series F Certificate of Designation, and the Series C Certificate of Designation and such descriptions are qualified in their entirety by reference to the full text of the Series B Certificate of Designation, the Series F Certificate of Designation, and the Series C Certificate of Designation, which will be filed as exhibits no later than with the Company’s Form 10-Q for the period ending October 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 5, 2020	Digerati Technologies, Inc.

	By:	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.,
Chief Financial Officer

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